UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (905) 672-1900

                                                                                              (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 10, 2014, Cott Corporation (the “Company”), its wholly owned subsidiary, Cott Beverages Inc. (the “Issuer”), and certain subsidiaries of the Company, as guarantors (the “Guarantors”), entered into a purchase agreement with certain initial purchasers named in Schedule I therein (the “Initial Purchasers) for a private placement offering of $525 million in aggregate principal amount of the Issuer’s 5.375% senior notes due 2022 (the “New Notes”), as previously reported in the Company’s Current Report on Form 8-K filed on June 11, 2014. On June 24, 2014, the Issuer closed the private offering of the New Notes. The net proceeds from the offering, after deducting the offering discount, Initial Purchasers’ commissions and the estimated offering expenses payable by the Issuer, were approximately $517 million.

The New Notes are governed by an Indenture dated as of June 24, 2014 (the “2022 Indenture”), between the Company, the Issuer, certain subsidiary guarantors identified therein and Wells Fargo Bank, National Association, as trustee (“Wells Fargo”). A copy of the 2022 Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A form of New Note (which is included in Exhibit A to the 2022 Indenture) is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The descriptions of the 2022 Indenture and of the New Notes in this Current Report on Form 8-K are summaries and are qualified in their entirety by the 2022 Indenture and the form of New Note, respectively.

The New Notes bear interest at a rate of 5.375% per year, payable semi-annually in arrears in cash on January and July 1 of each year, beginning on January 1, 2015. The New Notes will mature on July 1, 2022. Prior to July 1, 2017, the Issuer may redeem up to 40% of the aggregate principal amount of the New Notes with the proceeds of certain equity offerings at a redemption price of 105.375% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date. At any time prior to July 1, 2017, the Issuer may redeem some or all of the New Notes at a redemption price equal to the principal amount of the New Notes redeemed, plus any accrued and unpaid interest and additional interest, if any, to the date of redemption, plus a make-whole premium. The Issuer may redeem the New Notes at its option, in whole or in part, on or after July 1, 2017, at the redemption prices set forth below, in each case plus accrued and unpaid interest and additional interest, if any, to the applicable date of redemption, if redeemed during the twelve-month period beginning on July 1 of the year indicated below:

Year	Percentage
2017	104.031%
2018	102.688%
2019	101.344%
2020 and thereafter	100.000%

If a change of control of the Company occurs, each holder shall have the right to require that the Issuer repurchase all or a portion of such holder’s New Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase.

The New Notes and the guarantees are senior in right of payment to all of the Issuer’s, the Company’s and its guarantor subsidiaries’ existing and future subordinated indebtedness. The New Notes rank equal in right of payment to all of the Issuer’s and the Company’s and its guarantor subsidiaries’ other existing and future senior indebtedness, including indebtedness under the Company’s asset based lending facility (the “ABL Facility”). The New Notes are effectively subordinated in right of payment to all of the Issuer’s, the Company’s and its guarantor subsidiaries’ secured indebtedness to the extent of the value of the assets securing such indebtedness, including obligations under the ABL Facility, which are secured by substantially all of the assets of the Issuer, the Company and its guarantor subsidiaries.

The 2022 Indenture contains covenants that limit the Company’s and certain of its subsidiaries’ ability, subject to certain exceptions and qualifications, to (i) pay dividends or make distributions, repurchase equity securities, prepay subordinated debt or make certain investments, (ii) incur additional debt or issue certain disqualified stock or preferred stock, (iii) create or incur liens on assets, (iv) merge or consolidate with another company (applies to the Company and the Issuer only) or sell all or substantially all assets taken as a whole, (v) enter into transactions with affiliates and (vi) sell assets.

In addition, the 2022 Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among other things: failure to make payments on the New Notes when due, failure to comply with covenants under the 2022 Indenture, failure to pay certain other indebtedness or acceleration of maturity of certain other indebtedness, failure to satisfy or discharge certain final judgments and occurrence of certain bankruptcy events. If an event of default occurs, the trustee or holders of at least 30% of the aggregate principal amount of the then outstanding New Notes may, among other things, declare the entire outstanding balance of principal of and interest on all outstanding New Notes to be immediately due and payable. If an event of default involving certain bankruptcy events occurs, payment of principal of and interest on the New Notes will be accelerated without the necessity of notice or any other any action on the part of any person.

The Issuer used a portion of the net proceeds from the offering of the New Notes to pay for the $295,929,000 million aggregate principal amount of the 8.125% senior notes due 2018 (the “2018 Notes”) that have been validly tendered, and accepted for purchase, pursuant to the Issuer’s previously announced cash tender offer and consent solicitation (the “Tender Offer”), along with the early tender premium, accrued interest and associated fees and expenses. The Issuer expects to use the remaining net proceeds from the offering of the New Notes to redeem any of the 2018 Notes that remain outstanding, to repay any outstanding loans under its ABL Facility, to pay related fees and expenses and for general corporate purposes.

In connection with the sale of the New Notes, the Issuer, the Company and its subsidiary guarantors entered into a registration rights agreement, dated as of June 24, 2014, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Issuer, the Company and its subsidiary guarantors have agreed to file a registration statement with respect to an offer to exchange the New Notes for a new issue of substantially identical notes registered under the Securities Act of 1933, as amended, to cause the exchange offer registration statement to be declared effective and to consummate the exchange offer no later than June 24, 2015. The Issuer, the Company and its subsidiary guarantors may be required to provide a shelf registration statement to cover resales of the New Notes under certain circumstances. If the foregoing obligations are not satisfied, the Issuer may be required to pay holders of the New Notes additional interest at a rate of 0.25% per annum of the principal amount thereof for 90 days immediately following the occurrence of any registration default. The amount of additional interest will increase by an additional 0.25% per annum of the principal amount thereof with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest of 0.50% per annum of the principal amount thereof.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

On June 24, 2014, the Issuer entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture governing the 2018 Notes, dated as of August 17, 2010, between the Company, the Issuer, certain subsidiary guarantors identified therein and Wells Fargo, as successor trustee to HSBC Bank USA, National Association (the “2018 Indenture”). The Supplemental Indenture amends the 2018 Indenture to eliminate or modify substantially all of the restrictive covenants and related provisions in the 2018 Indenture, as well as certain events of default (the “Amendments”). The Amendments include eliminating the following covenants: (i) requirements to maintain an office where the 2018 Notes may be presented for registration or transfer; (ii) reporting requirements; (iii) requirements to deliver compliance certificates to the trustee; (iv) limitations on the Company to use defenses against usury; (v) limitations on restricted payments; (vi) limitations on payment of dividends and other payment restrictions affecting subsidiaries; (vii) limitations on incurrence of indebtedness and issuance of preferred stock; (viii) limitations on asset sales and requirements to repurchase the 2018 Notes with excess proceeds thereof; (ix) limitations on affiliate transactions; (x) limitations on liens; (xi) limitations on the businesses in which the Company and its subsidiaries may engage; (xii) requirements to preserve corporate existence; (xiii) requirements to purchase the 2018 Notes upon a change of control; (xiv) limitations on the ability to designate subsidiaries as unrestricted; (xv) limitations on payments for consent from holders of Notes; and (xvi) certain requirements relating to mergers, consolidation and sale of assets with respect to the Company.

The foregoing description of the Supplement Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, which is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On June 24, 2014, the Issuer notified Wells Fargo, as successor trustee to HSBC Bank USA, National Association, under the 2018 Indenture, that the Issuer will, pursuant to the optional redemption provisions contained in Section 3 of the 2018 Indenture, redeem the 2018 Notes that remain outstanding following the Tender Offer on July 24, 2014 at a redemption price equal to 100% of the aggregate principal amount of the 2018 Notes to be redeemed, a make-whole premium, and accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

On June 24, 2014, the Company issued a press release announcing the closing of the offering of the New Notes, the results to date of the Tender Offer and the notice of intent to redeem the remaining outstanding 2018 Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture dated as of June 24, 2014, governing the 5.375% Senior Notes due 2022, by and among the Issuer, the Company, the guarantors identified therein and Wells Fargo.

4.2	Form of 5.375% Senior Note due 2022 (included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of June 24, 2014, among the Issuer, the Company, the guarantors identified therein and the Initial Purchasers named in Schedule 2 thereto.

4.4	Supplemental Indenture, dated as of June 24, 2014, governing the 8.125% Senior Notes due 2018, by and among the Issuer, the Company, the guarantors identified therein and Wells Fargo, as successor trustee to HSBC Bank USA, National Association.

99.1	Press Release dated June 24, 2014 regarding the closing of the New Notes, results to date of the Tender Offer and the notice of intent to redeem the remaining outstanding 2018 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

June 25, 2014

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of June 24, 2014, governing the 5.375% Senior Notes due 2022, by and among the Issuer, the Company, the guarantors identified therein and Wells Fargo.

4.2	Form of 5.375% Senior Note due 2022 (included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of June 24, 2014, among the Issuer, the Company, the guarantors identified therein and the Initial Purchasers named in Schedule 2 thereto.

4.4	Supplemental Indenture, dated as of June 24, 2014, governing the 8.125% Senior Notes due 2018, by and among the Issuer, the Company, the guarantors identified therein and Wells Fargo, as successor trustee to HSBC Bank USA, National Association.

99.1	Press Release dated June 24, 2014 regarding the closing of the New Notes and results to date of the Tender Offer and the notice of intent to redeem the remaining outstanding 2018 Notes.